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                                                                  Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-53953) of our report dated March 4, 1998, on our audits of the consolidated financial statements of Convergent Communications, Inc. We also consent to the reference to our firm under the captions "Summary Consolidated Financial and Operating Data", "Selected Financial Data" and "Experts."

PricewaterhouseCoopers LLP
Denver, Colorado
October 14, 1998